Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2018 FIRST QUARTER RESULTS

2018 First Quarter Sales Grow $152 Million to a Record of $650 Million

•	Net sales of $650 million in the first quarter, a 31 percent year-over-year increase

•	Net income was $47.3 million or $1.86 per diluted share, in the first quarter

•	Content per travel trailer and fifth-wheel increased $259 year-over-year to $3,317 in the first quarter

•	Content per motorhome increased $306 year-over-year to $2,328 in the first quarter

•	Acquisitions of Taylor Made Group and Hehr are expected to add approximately $205 million of net sales to the OEM adjacent industries and aftermarket segment for the fiscal year 2018

•	Quarterly dividend of $0.55 per share paid aggregating to $13.9 million

Elkhart, Indiana - May 4, 2018 - LCI Industries (NYSE: LCII) (“LCI”, or the “Company”), through its wholly-owned subsidiary, Lippert Components, Inc., supplies engineered products for the leading original equipment manufacturers (“OEMs”) of leisure and mobile transportation and adjacent industries, and the related aftermarkets of those industries, today reported first quarter 2018 results.

“We experienced strong sales growth in our engineered products for leisure and mobile transportation as reflected in our record $650 million sales for the first quarter,” said LCI’s CEO, Jason Lippert. “We also continue to see strong growth in our aftermarket and adjacent OEM market sales, aided by recent acquisitions. Adjacent OEM market sales grew to $142 million for the quarter, up 50 percent from the first quarter of 2017. Aftermarket sales rose to $50 million in the first quarter of 2018, up 39 percent from the first quarter of 2017. We remain optimistic, as April 2018 consolidated net sales are approximately $245 million, 46 percent higher than April 2017. Our continuing growth story is a testament to the focus of our more than 11,000 team members. Industry growth continued its trend from 2017 and remained strong as wholesale recreational vehicle (“RVs”) shipments were up 13 percent in the first quarter. Sales momentum has continued as the industry attracts a new generation of RV enthusiasts, supported by strong economic growth and consumer confidence. Orders remain strong as dealer sentiment remains bullish and OEMs continue to add capacity to meet demand.”

“Our content per travel trailer and fifth-wheel increased eight percent year-over-year, the largest annual increase since 2012, and our content per motorhome increased 15 percent year-over-year, representing our fourth straight year of double-digit content growth for motorhomes,” said Scott Mereness, LCI’s President. “We continue to invest in lean manufacturing and automation to improve the efficiency of our operations and meet industry growth demands while managing one of the most volatile commodities environments in recent history due to the new steel and aluminum tariffs. Although operating margin improved from the last two quarters of 2017, raw materials inflation, at least partially caused by the new tariffs, more than offset the margin improvement from our operational and pricing initiatives. Additional price increases will take effect in the coming months and we continue to work with our customers to implement our cost-based pricing strategies.”

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First Quarter 2018 Results

Consolidated net sales for the first quarter of 2018 were $650 million, a 31 percent increase over 2017 first quarter net sales of $498 million. Net income in the first quarter of 2018 was $47.3 million, or $1.86 per diluted share, compared to net income of $43.1 million, or $1.71 per diluted share, in the first quarter of 2017.

The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable and motorized RVs by OEMs, which increased 15 percent and seven percent, respectively, in the first quarter of 2018, enhanced by solid growth in content per unit and acquisitions. Net sales from acquisitions completed by the Company over the twelve months ended March 31, 2018, contributed $53 million in the first quarter of 2018. The organic growth rate was 20 percent for the first quarter and acquisitions provided the remainder of the 31 percent increase. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the first quarter of 2018 by 39 percent to $50 million.

The health of the RV industry is determined by retail demand, which is up eight percent through February 2018, as reported by Statistical Surveys, Inc., and will likely be revised upwards in future months as various states report. Based on the retail sales strength experienced through early 2018, as well as sales order backlogs reported by RV OEMs at record levels, the current outlook from several RV OEMs and their dealer networks remains very positive. The Recreation Vehicle Industry Association’s current forecast for 2018 estimates a year-over-year increase of seven percent to approximately 540,000 units.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2018, increased $259 to $3,317, compared to the twelve months ended March 31, 2017, of $3,058. This is the largest increase in five years for travel trailer and fifth-wheel RV content. The Company’s content per motorhome RV for the twelve months ended March 31, 2018, increased $306 to $2,328, compared to the twelve months ended March 31, 2017, of $2,022. The content increases are a result of organic growth, including new product introductions, as well as acquisitions.

Income Taxes

The Company’s effective tax rate was 19 percent for the quarter ended March 31, 2018, compared to 26 percent for the quarter ended March 31, 2017. The decrease in effective tax rate was driven by the newly enacted tax rates from the Tax Cut and Job’s Act, offset by a reduction in excess tax benefit from prior year.

Balance Sheet and Other Items

At March 31, 2018, the Company’s cash and cash equivalents balance was $5 million, a decrease of $21 million from its cash and cash equivalents balance of $26 million at the beginning of the year, primarily as a result of $139 million used for acquisitions, $26 million for capital expenditures and $14 million of dividend payments in 2018. The Company’s outstanding debt was $226 million at March 31, 2018.

Conference Call & Webcast

LCI will provide an online, real-time webcast of its first quarter 2018 earnings conference call on the Company’s website, www.lci1.com/investors, on Friday, May 4, 2018, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (855) 859-2056 and referencing access code 2346679. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

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About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, the United Kingdom, Ireland and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2018	2017	Months
(In thousands, except per share amounts)

Net sales	$650,492	$498,336	$2,299,926
Cost of sales	509,759	374,322	1,790,093
Gross profit	140,733	124,014	509,833
Selling, general and administrative expenses	80,913	64,885	294,861
Operating profit	59,820	59,129	214,972
Interest expense, net	1,101	437	2,101
Income before income taxes	58,719	58,692	212,871
Provision for income taxes	11,383	15,547	75,796
Net income	$47,336	$43,145	$137,075

Net income per common share:
Basic	$1.88	$1.73	$5.47
Diluted	$1.86	$1.71	$5.39

Weighted average common shares outstanding:
Basic	25,149	24,906	25,081
Diluted	25,465	25,255	25,446

Depreciation and amortization	$15,275	$12,241	$57,761
Capital expenditures	$26,004	$12,020	$101,205

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LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2018	2017	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$404,957	$330,274	$1,480,666
Motorhomes	52,915	37,044	175,288
Adjacent industries OEMs	142,307	94,711	458,819
Total OEM Segment net sales	600,179	462,029	2,114,773
Aftermarket Segment:
Total Aftermarket Segment net sales	50,313	36,307	185,153
Total net sales	$650,492	$498,336	$2,299,926

Operating profit:
OEM Segment	$53,940	$54,397	$189,819
Aftermarket Segment	5,880	4,732	25,153
Total operating profit	$59,820	$59,129	$214,972

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LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	March 31,		December 31,
	2018	2017	2017
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$4,993	$64,381	$26,049
Accounts receivable, net of allowances of $2,470, $2,054, and $1,536 at March 31, 2018, March 31, 2017, and December 31, 2017, respectively	178,337	131,108	82,157
Inventories, net	323,945	189,020	274,748
Prepaid expenses and other current assets	37,802	37,456	34,125
Total current assets	545,077	421,965	417,079
Fixed assets, net	266,596	178,922	228,950
Goodwill	147,291	98,105	124,183
Other intangible assets, net	180,691	114,311	130,132
Deferred taxes	17,115	26,882	24,156
Other assets	22,120	12,616	21,358
Total assets	$1,178,890	$852,801	$945,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$97,606	$70,225	$79,164
Accrued expenses and other current liabilities	109,818	101,020	102,849
Total current liabilities	207,424	171,245	182,013
Long-term indebtedness	226,242	49,905	49,924
Other long-term liabilities	66,433	47,171	61,176
Total liabilities	500,099	268,321	293,113
Total stockholders’ equity	678,791	584,480	652,745
Total liabilities and stockholders’ equity	$1,178,890	$852,801	$945,858

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LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2018	2017
(In thousands)
Cash flows from operating activities:
Net income	$47,336	$43,145
Adjustments to reconcile net income to cash flows provided by (used in) operating activities:
Depreciation and amortization	15,275	12,241
Stock-based compensation expense	5,543	3,902
Other non-cash items	(1,127)	1,139
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(71,073)	(71,155)
Inventories, net	(17,232)	1,847
Prepaid expenses and other assets	(3,185)	(2,181)
Accounts payable, trade	8,114	18,146
Accrued expenses and other liabilities	11,246	14,627
Net cash flows provided by (used in) operating activities	(5,103)	21,711
Cash flows from investing activities:
Capital expenditures	(26,004)	(12,020)
Acquisitions of businesses, net of cash acquired	(138,570)	(10,689)
Proceeds from sales of fixed assets	155	119
Other investing activities	(35)	80
Net cash flows used in investing activities	(164,454)	(22,510)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(14,085)	(7,650)
Proceeds from line of credit borrowings	474,000	—
Repayments under line of credit borrowings	(297,000)	—
Payment of dividends	(13,858)	(12,442)
Payment of contingent consideration related to acquisitions	—	(839)
Other financing activities	(556)	(59)
Net cash flows provided by (used in) financing activities	148,501	(20,990)

Net decrease in cash and cash equivalents	(21,056)	(21,789)

Cash and cash equivalents at beginning of period	26,049	86,170
Cash and cash equivalents at end of period	$4,993	$64,381

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LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended
	March 31,			Last Twelve
	2018		2017	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	116.9		101.5	444.9
Motorhome RVs	17.5		16.3	63.8
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	78.8	(2)	73.0	403.2	(2)
Impact on dealer inventories	38.1	(2)	28.5	41.7	(2)
Motorhome RVs	11.4	(2)	11.1	52.9	(2)

	Twelve Months Ended
	March 31,
	2018		2017
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV	$3,317		$3,058
Motorhome RV	$2,328		$2,022

	March 31,			December 31,
	2018		2017	2017
Balance Sheet Data:
Current ratio	2.6		2.5	2.3
Total indebtedness to stockholders' equity	0.3		0.1	0.1
Days sales in accounts receivable	23.7		21.6	17.8
Inventory turns, based on last twelve months	7.4		7.7	7.7

	2018
Estimated Full Year Data:
Capital expenditures	$ 70 - $ 80 million
Depreciation and amortization	$ 65 - $ 70 million
Stock-based compensation expense	$ 22 - $ 24 million
Annual tax rate (3)	22% - 24%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) March 2018 retail sales data for RVs has not been published yet, therefore 2018 retail data for RVs includes an estimate for March 2018 retail units. Retail sales data will likely be revised upwards in future months as various states report.
(3) The estimated annual tax rate for 2018 includes preliminary projections for the impact of the Tax Cut and Jobs Act. The provisional adjustment in 2017 and estimated impact on the 2018 annual tax rate are subject to adjustment during the measurement period of up to one year following the December 2017 enactment, as provided by SEC guidance.

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